As filed with the Securities and Exchange Commission on September 17, 2018

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EROS INTERNATIONAL PLC

(Exact name of registrant as specified in its charter)

Isle of Man	7822	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 County Avenue

Secaucus, New Jersey 07094

(201) 558-9001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prem Parameswaran

550 County Avenue

Secaucus, New Jersey 07094

(201) 558-9001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, CA 90071 tel: (213) 229-7242 fax: (213) 229-6242

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . :  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
A ordinary shares, par value GBP 0.30 per share	3,111,088	$12.88	$40,070,813.44	$4,988.82

(1)	Pursuant to the terms of a Registration Rights Agreement between the registrant and Reliance Industrial Investments and Holdings Limited, dated August 8, 2018, the registrant is registering for resale a total of 3,111,088 A ordinary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of A ordinary shares as may become issuable as a result of share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act, based on the average of the high and low prices of an A ordinary share on the New York Stock Exchange on September 14, 2018, which was $12.88.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 17, 2018

PROSPECTUS

EROS INTERNATIONAL PLC

3,111,088 A Ordinary Shares
_____________

The selling shareholder identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 3,111,088 of our A ordinary shares. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before buying any of the A ordinary shares being offered.

The distribution of the A ordinary shares by the selling shareholder may be effected from time to time by a variety of methods, including:

•	in underwritten public offerings;
•	in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;
•	to or through brokers or dealers who may act as principal or agent; or
•	in one or more negotiated transactions at prevailing market prices or negotiated prices.

The brokers or dealers through or to whom the A ordinary shares may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling shareholder may dispose of the shares covered by this prospectus.

We are not selling any A ordinary shares under this prospectus and will not receive any of the proceeds from the sale of the A ordinary shares by the selling shareholder.

Our A ordinary shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “EROS.” We are an “emerging growth company” under federal securities laws and may elect to comply with reduced public company reporting requirements. On September 14, 2018, the last reported sales price of a share of our A ordinary shares on the NYSE was $12.75. Our principal executive offices are located at 550 County Avenue, Secaucus, New Jersey 07094 and the telephone number of our principal executive offices is +1 (201) 558-9001.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN ON PAGE 4 AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
RISK FACTORS	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
COMPANY OVERVIEW	7
USE OF PROCEEDS	9
DESCRIPTION OF A ORDINARY SHARES	10
SELLING SHAREHOLDER	14
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17
ENFORCEABILITY OF CIVIL LIABILITIES	19

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus and any accompanying prospectus supplement prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholder may sell certain of our A ordinary shares in one or more offerings. When the selling shareholder sells A ordinary shares under this shelf registration process, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Eros” and similar terms refer to Eros International, Plc, an Isle of Man private limited company, and its consolidated subsidiaries.

All references in this prospectus to “dollars” or “$” are to United States dollars.

All references in this prospectus to “GBP” are to British pound sterling.

RISK FACTORS

Investing in our A ordinary shares involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 20-F, as supplemented and updated by subsequent Current Reports on Form 6-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our A ordinary shares could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or any document incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are subject to the safe harbors created thereby. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “approximately,” “anticipate,” “believe,” “estimate,” “continue,” “could,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and similar expressions. Those statements include, among other things, the discussions of our business strategy and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources, tax assessment orders and future capital expenditures. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, without limitation:

•	anonymous letters, to regulators or business associates or anonymous allegations on social media regarding our business practices, accounting practices and/or officers and directors;
•	our ability to successfully defend class action law suits we are party to in the U.S.;
•	our ability to successfully and cost-effectively source film content;
•	our ability to maintain or raise sufficient capital;
•	delays, cost overruns, cancellation or abandonment of the completion or release of our films;
•	our ability to predict the popularity of our films, or changing consumer tastes;
•	our dependence on our relationships with theater operators and other industry participants to exploit our film content;
•	our ability to maintain existing rights, and to acquire new rights, to film content;
•	our dependence on the Indian box office success of our Hindi and high budget Tamil and Telugu films;
•	our ability to achieve the desired growth rate of Eros Now, our digital OTT entertainment service;
•	our ability to recoup the full amount of box office revenues to which we are entitled due to underreporting of box office receipts by theater operators;
•	our ability to mitigate risks relating to distribution and collection in international markets;
•	fluctuation in the value of the Indian Rupee against foreign currencies;
•	our ability to compete in the Indian film industry;
•	our ability to compete with other forms of entertainment;
•	the impact of a new amendment to accounting standards for the recognition of revenue from contracts with customers;
•	our ability to combat piracy and to protect our intellectual property;
•	our ability to achieve or maintain an effective system of internal control over financial reporting;
•	contingent liabilities that may materialize, including our exposure to liabilities on account of unfavorable judgments/decisions in relation to legal proceedings involving us or our subsidiaries and certain of our directors and officers;
•	our ability to successfully respond to technological changes;
•	regulatory changes in the Indian film industry and our ability to respond to them;

•	our ability to satisfy debt obligations, fund working capital and pay dividends;
•	the monetary and fiscal policies of India and other countries around the world, inflation, deflation, unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices; and
•	our ability to address the risks associated with acquisition opportunities.

The forward-looking statements contained in this prospectus, any accompanying prospectus supplement and any document incorporated by reference are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those described in “Risk Factors” in this prospectus, any accompanying prospectus supplement and any document incorporated by reference. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus, any accompanying prospectus supplement and any document incorporated by reference speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

COMPANY OVERVIEW

Our Company

Eros International Plc is a leading global company in the Indian film entertainment industry, which co-produces, acquires and distributes Indian language films in multiple formats worldwide. The Company was founded in 1977 and is one of the oldest companies in the Indian film industry to focus on international markets. We believe we are pioneers in our business. Our success is built on the relationships we have cultivated over the past 40 years with leading talent, production companies, exhibitors and other key participants in our industry. By leveraging these relationships, we have aggregated rights to over 3,000 films in our library, including recent and classic titles that span different genres, budgets and languages. Eros Now, our digital OTT entertainment service, has rights to over 11,000 films, out of which approximately 5,000 films are owned in perpetuity, across Hindi and regional languages from Eros’s internal library as well as third party aggregated content, which we believe makes it one of the largest Indian movie offering platforms around the world.

Eros Now is increasingly focused on offering quality content including Indian films, music and original shows, opening new markets, delivering consumer friendly product features such as offline viewing and subtitles and adopting a platform agnostic distribution strategy across all operating systems and platforms across mobile, tablets, cable or internet, including through deals with OEMs. Eros Now had over 100 million registered users and over 7.9 million paying users in March 2018. While a majority of users are from India, Eros Now has registered users in 135 different countries. Eros Now has rights to over 11,000 films, out of which around 5,000 films are owned in perpetuity, across Hindi and regional languages. Eros Now service is integrated with some of India’s leading telecom operators, Jio, Bharti Airtel, Idea Cellular, and Vodafone and has partnered with Micromax, Samsung and Smartron to pre-bundle Eros Now in smart phones to be sold in India. Eros Now also entered into a strategic distribution partnership with Xiaomi, India’s leading smartphone brand for its smart Mi LED TVs. With these platforms offering Eros Now integrated as part of their video services, it has increased Eros Now’s potential of reaching a significant number of India’s total mobile subscribers. We continue to believe that Eros Now will be a significant player within the OTT online Indian entertainment industry, especially given the rapidly growing internet and mobile penetration within India.

Our portfolio of films over the last three completed fiscal years comprised 132 films. In fiscal year 2018 our aggregate revenues were $261.3 million and we released 24 films in total either in India, overseas or both. These comprised 14 Hindi films, 1 Tamil film and 9 regional language films. The Company’s strong portfolio of films like Munna Michael (Hindi), Shubh Mangal Savdhaan (Hindi), Sarkar 3 (Hindi), Oru Kidayin Karunai Manu (Tamil), Newton (Hindi), Sniff (Hindi), Posto (Bengali), Raid (Overseas) drove theatrical, television and digital/ancillary revenues worldwide.

We have won over 207 awards in the last four fiscal years including Best Studio of the Year and Excellence in International Distribution. Some of our films from fiscal year 2018 that won awards include – Newton, Shubh Mangal Savdhaan and Munna Michael. Newton won 11 awards including Best International Film. Shubh Mangal Savdhaan won 3 awards including Marketing Campaign of the Year. Munna Michael won 2 awards including Best Social Media Marketing Campaign. Our films over the years have won various awards in multiple categories such as Best Film, Best Director, Best Story, Best Actor, Best Music, Best Special Effects awards, and Innovative Marketing Campaign and Best Child Actor awards, to name a few . Bajrangi Bhaijaan won 37 awards including National Award for Popular Film. Bajirao Mastani won over 79 award titles including National Award for Best Director. Tanu Weds Manu Returns won 18 awards including National Award for Best Female Actor in a leading role, Hero won 7 awards and Badlapur won 7 awards. Our Malayalam film Pathemari had also won a national award for Best Malayalam Film. Eros India has featured as ‘India’s Top 500 Companies’ as per Dun & Bradstreet Report 2018.

Indian films have a global appeal and their popularity has been increasing in many countries that consume dubbed and subtitled foreign content in local languages. These markets include Germany, Poland, Russia, France, Italy, Spain, Indonesia, Malaysia, Japan, South Korea, China, the Middle East and Latin America, among others. In all these markets it is the locals who are neither English nor Hindi speaking who view the content of the Indian film in a dubbed or subtitled version in their language, similar to the manner in which they view Hollywood content. Additionally, there is a large established Indian diaspora in North America which has a strong interest in the content of the Indian film industry. Based on gross collections reported by comScore, our market share (as an average over the preceding seven calendar years to 2017) is 27% of all theatrically released Indian language films in the United Kingdom and the U.S. Other international markets that exhibit significant demand for subtitled or dubbed Indian-themed entertainment include Europe and Southeast Asia. China is increasingly becoming an important market and we expect to release select films from our slate for wider release into China. In fiscal year 2018, Eros released Bajarangi Bhaijan across more than 8,000 screens in March 2018 and has since collected over $45 million at the box office in China. Based on information published by PricewaterhouseCoopers on PwC Global Entertainment and Media Outlook 2017 — 2021, China was the world’s second largest box-office market with revenue of $6.2 billion in 2016. It is a lucrative market for cinema with revenue expected to grow at a 11.6% CAGR from US$6.2 billion in 2016 to US$10.7 billion by 2021. China had 41,056 cinema screens compared to 40,928 in the US in 2016 and by 2021, China will have more than 80,000 screens, nearly twice as many as the US.

Our distribution capabilities enable us to target a majority of the 1.3 billion people in India. Depending on the film, the distribution rights we acquire may be global, international or confined to India only. Recently, as demand for regional film and other media has increased in India, our brand recognition in Hindi films has helped us to grow our non-Hindi film business by targeting regional audiences in India and overseas. With our distribution network for Hindi and Tamil films, we believe we are well positioned to expand our offering of non-Hindi content.

We have a multi-platform business model and derive revenues from the following three distribution channels: theatrical, which includes multiplex chains and single screen theaters; television syndication, which includes satellite television broadcasting, cable television and terrestrial television; and digital and ancillary, which primarily includes Internet Protocol television (IPTV), Video on Demand (VOD) (including Subscription Video on Demand (SVOD) and Direct-to-Home (DTH)) and online internet channels.

Company Information

Eros International Plc is a company limited by shares incorporated in the Isle of Man, company number 007466V. We maintain our registered office at First Names House, Victoria Road, Douglas, Isle of Man IM2 4DF, British Isles, and our principal executive office in the U.S. is at 550 County Avenue, Secaucus, New Jersey 07094, and our telephone number is +1(201) 558-9001. We maintain a website at www.erosplc.com. Information contained in our website is not a part of, and is not incorporated by reference into, this prospectus. You should only rely on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement when making a decision as to whether or not to invest in our A ordinary shares.

USE OF PROCEEDS

The selling shareholder will receive all net proceeds from the sale of the A ordinary shares offered by this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds from the sale of the A ordinary shares by the selling shareholder.

DESCRIPTION OF A ORDINARY SHARES

We were incorporated in the Isle of Man as Eros International Plc on March 31, 2006 under the 1931 Act, as a public company limited by shares. Effective as of September 29, 2011, we were de-registered under the 1931 Act and re-registered as a company limited by shares under the 2006 Act. The 2006 Act provides that re-registration does not prejudice or affect in any way the continuity or legal validity of a company.

Unless our board of directors shall otherwise direct, the share capital available for issue is GBP 30,000,000 divided into 100,000,000 ordinary shares designated as either A ordinary shares or B ordinary shares. The maximum number of B ordinary shares which may be issued is 27,216,886 B ordinary shares.

On September 7, 2018, 62,235,225 A ordinary shares and 9,712,715 B ordinary shares were issued and outstanding.

The following is a description of the material provisions of our ordinary shares and the other material terms of our articles of association and certain provisions of Isle of Man law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association, copies of which have been filed with the SEC.

Dividends

Holders of our A ordinary shares and B ordinary shares whose names appear on the register on the date on which a dividend is declared by our board of directors are entitled to such dividends according to the shareholders’ respective rights and interests in our profits and subject to the satisfaction of the solvency test contained in the 2006 Act. Any such dividend is payable on the date declared by our board of directors, or on any other date specified by our board of directors. Under the 2006 Act, a company satisfies the solvency test if (a) it is able to pay its debts as they become due in the normal course of its business and (b) the value of its assets exceeds the value of its liabilities. Under certain circumstances, if dividend payments are returned to us undelivered or left uncashed, we will not be obligated to send further dividends or other payments with respect to such ordinary shares until that shareholder notifies us of an address to be used for the purpose. In the discretion of our board of directors, all dividends unclaimed for a period of twelve months may be invested or otherwise used by our board of directors for our benefit until claimed (and we are not a trustee of such unclaimed funds) and all dividends unclaimed for a period of twelve years after having become due for payment may be forfeited and revert to us.

Voting Rights

Each A ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote, and each B ordinary share is entitled to ten votes. In order to vote at any meeting of shareholders, a holder of B ordinary shares will first be required to certify that it is a permitted holder as defined in our articles.

General Meetings

Unless unanimously approved by all shareholders entitled to attend and vote at the meeting, all general meetings for the approval of a resolution appointing a director may be convened by our board of directors with at least 21 days’ notice (excluding the date of notice and the date of the general meeting), and any other general meeting may be convened by our board of directors with at least 14 days’ notice (excluding the date of notice and the date of the general meeting). A quorum required for any general meeting consists of shareholders holding at least 30% of our issued share capital. The concept of “ordinary,” “special” and “extraordinary” resolutions is not recognized under the 2006 Act, and resolutions passed at a meeting of shareholders only require the approval of shareholders present in person or by proxy, holding in excess of 50% of the voting rights exercised in relation thereto. However, as permitted under the 2006 Act, our articles of association incorporate the concept of a “special resolution” (requiring the approval of shareholders holding 75% or more of the voting rights exercised in relation thereto) in relation to certain matters, such as directing the management of our business (subject to the provisions of the 2006 Act and our articles), sanctioning a transfer or sale of the whole or part of our business or property to another company (pursuant to the relevant section of the 1931 Act) and allocating any shares or other consideration among the shareholders in the event of a winding up.

Rights to Share in Dividends

Our shareholders have the right to a proportionate share of any dividends we declare.

Limitations on Right to Hold Shares

Our board of directors may determine that any person owning shares (directly or beneficially) constitutes a “prohibited person” and is not qualified to own shares if such person is in breach of any law or requirement of any country and, as determined solely by our board of directors, such ownership would cause a pecuniary or tax disadvantage to us, another shareholder or any of our other securities. Our board of directors may direct the prohibited person to transfer the shares to another person who is not a prohibited person. Any such determination made or action taken by our board of directors is conclusive and binding on all persons concerned, although in the event of such a transfer, the net proceeds of the sale of the relevant shares, after payment of our costs of the sale, shall be paid by us to the previous registered holders of such shares or, if reasonable inquiries failed to disclose the location of such registered holders, into a trust account at a bank designated by us, the associated costs of which shall be borne by such trust account. A prohibited person would have the right to apply to the Isle of Man Court if he or she felt that our board of directors had not complied with the relevant provisions of our articles of association.

Our articles also identify certain “permitted holders” of B ordinary shares. Any B ordinary shares transferred to a person other than a permitted holder will, immediately upon registration of such transfer, convert automatically into A ordinary shares. In addition, if, at any time, the aggregate number of B ordinary shares in issue constitutes less than 10% of the aggregate number of A ordinary shares and B ordinary shares in issue, all B ordinary shares in issue will convert automatically into A ordinary shares on a one-for-one basis.

Untraceable Shareholders

Under certain circumstances, if any payment with respect to any ordinary shares has not been cashed and we have not received any communications from the holder of such ordinary shares, we may sell such ordinary shares after giving notice in accordance with procedures set out by our articles to the holder of the ordinary shares and any relevant regulatory authority.

Action Required to Change Shareholder Rights or Amend Our Memorandum or Articles of Association

All or any of the rights attached to any class of our ordinary shares may, subject to the provisions of the 2006 Act, be amended either with the written consent of the holders of 75% of the issued shares of that class or by a special resolution passed at a general meeting of the holders of shares of that class. Furthermore, our memorandum and articles of association may be amended by a special resolution of the holders of 75% of the issued shares.

Liquidation Rights

On a return of capital on winding up, assets available for distribution among the holders of ordinary shares will be distributed among holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Minority Shareholder Protections

Under the 2006 Act, if a shareholder believes that the affairs of the company have been or are being conducted in a manner that is unfair to such shareholder or unfairly prejudicial or oppressive, the shareholder can seek a range of court remedies including winding up the company or setting aside decisions in breach of the 2006 Act or the company’s memorandum and articles of association. Further, if a company or a director of a company breaches or proposes to breach the 2006 Act or its memorandum or articles of association, then, in response to a shareholder’s application, the Isle of Man Court may issue an order requiring compliance with the 2006 Act or the memorandum or articles of association; alternatively, the Isle of Man Court may issue an order restraining certain action to prevent such a breach from occurring.

The 2006 Act also contains provisions that enable a shareholder to apply to the Isle of Man Court for an order directing that an investigation be made of a company and any of its associated companies.

Anti-takeover Effects of Our Dual Class Structure

As a result of our dual class structure, the Founders Group and our executives and employees will have significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other shareholders may view as beneficial.

U.K. Code on Takeovers and Mergers

The City Code on Takeovers and Mergers, or the City Code, will apply to us, if the UK Panel on Takeovers and Mergers, or the Panel, considers that our place of central management and control is in the United Kingdom, the Channel Islands or the Isle of Man. Under the City Code (amongst other rules designated to protect shareholders), if an acquisition of interests in the A ordinary shares and/or B ordinary shares were to increase the aggregate holding of an acquirer and persons acting in concert with it to an interest in the A ordinary shares and/or B ordinary shares carrying 30% or more of the voting rights exercisable at a general meeting of the Company, the acquirer and, depending upon the circumstances, persons acting in concert with it, would be required (except with the consent of the Panel) to make a cash offer (or an offer with a cash alternative) for the outstanding A ordinary shares and B ordinary shares and any other equity share capital we have issued at a price not less than the highest price paid for any interest in the A ordinary shares or B ordinary Shares (as applicable) by the acquirer or persons acting in concert with it during the 12 months prior to the announcement of the offer. Offers for different classes of equity share capital must be comparable and the Panel should be consulted in advance in such cases. A similar obligation to make such a mandatory offer would also arise on the acquisition of an interest in A ordinary shares and/or B ordinary shares by a person holding (together with persons acting in concert with it) an interest in A ordinary shares and/or B ordinary shares carrying between 30% and 50% of the voting rights in the Company if the effect of such acquisition was to increase the percentage of shares carrying voting rights in which it is interested.

Indian Takeover Regulations

The Takeover Regulations came into effect on October 22, 2011, superseding the earlier takeover regulations. For further discussion of these regulations, see the discussion in the section “Regulation—Material Indian Regulation—Indian Takeover Regulations” contained in our registration statement on Form F-1/A filed with the SEC on July 7, 2014, including any amendment or report filed for the purpose of updating that description, and that is incorporated by reference.

Compulsory Acquisitions under the 2006 Act

Under the 2006 Act, where a scheme or contract involving the acquisition of a company’s shares has within sixteen weeks after the making of the offer been approved by the holders of not less than 90% in value of the shares affected, the acquiring party may, within eight weeks after the expiration of the sixteen-week period, by notice to the remaining shareholders compulsorily acquire their shares. The dissenting shareholders may, however, within one month of the date of the notice, apply to court for relief.

Differences in Corporate Law

A chart summarizing certain material differences between the rights of holders of our A ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the State of Delaware that result from differences in governing documents and the laws of Isle of Man and Delaware contained in our Annual Report on Form 20-F for the year ended March 31, 2018 is incorporated by reference.

Changes in Capital

The conditions in our articles of association governing changes in capital are not more stringent than as required under the 2006 Act. Our articles of association provide that our directors may, by resolution, alter our share capital. The 2006 Act subjects any reduction of share capital to the statutory solvency test. The 2006 Act provides that a company satisfies the solvency test if it is able to pay its debts as they become due in the normal course of the company’s business and where the value of the company’s assets exceeds the value of its liabilities.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

New York Stock Exchange

Our A ordinary shares are listed on New York Stock Exchange under the symbol “EROS.”

SELLING SHAREHOLDER

We entered into a registration rights agreement with Reliance Industrial Investments and Holdings Limited, dated August 8, 2018 in connection with the purchase by Reliance Industries Limited, or Reliance, of our A ordinary shares. The terms of the registration rights agreement require that we register the resale of the A ordinary shares held by Reliance as of the date of the registration rights agreement and also requires that we register the resale of any A ordinary shares subsequently acquired by Reliance. The registration statement of which this prospectus forms a part was filed in connection with our obligations under the registration rights agreement.

The selling shareholder may sell some, all or none of its shares. We do not know how long the selling shareholder will hold the shares offered hereunder before selling them. The shares offered by this prospectus may be offered from time to time by the selling shareholder. As used in this prospectus, the term “selling shareholder” includes Reliance, and any donee, pledgee, transferee or other successor in interest selling shares received after the date of this prospectus from Reliance as a gift, pledge, or other non-sale related transfer. The selling shareholder may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date on which the information in the table is presented. Information about the selling shareholder may change over time.

The following table sets forth the name of the selling shareholder, the number of our A ordinary shares and the percentage of our A ordinary shares beneficially owned by the selling shareholder prior to this offering, the number of shares that may be offered under this prospectus by the selling shareholder, and the number of A ordinary shares and the percentage of our A ordinary shares to be beneficially owned by the selling shareholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein. The number of A ordinary shares in the column “Maximum Number of A Ordinary Shares That May Be Offered” represents all of the A ordinary shares that the selling shareholder may offer under this prospectus.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that the shareholder identified in the table possesses sole voting and investment power over all A ordinary shares shown as beneficially owned by the shareholder.

	A Ordinary Shares Beneficially Owned		Maximum Number of A Ordinary Shares That May Be Offered	A Ordinary Shares Beneficially Owned After this Offering (assuming the sale of all A ordinary shares that may be sold hereunder)
Name	A Ordinary Shares	Percentage of Total Outstanding A Ordinary shares(1)		A Ordinary shares	Percentage of Total Outstanding A Ordinary shares(1)
Reliance Industries Limited(2)	6,562,050(3)	9.99%	3,111,088	3,450,962	5.25%

(1)       Calculated on the basis of 62,235,225 A ordinary shares outstanding as of September 7, 2018 and assumes the exercise of the option described in footnote 3.

(2)       Reliance Industries Limited is a public limited company incorporated in India. The address for Reliance Industries Limited is Maker Chambers IV, 222 Nariman Point, 3rd Floor, Mumbai 400 021, India.

(3)       Reliance is party to an option agreement with the company pursuant to which Reliance has the option to purchase such number of A ordinary shares not to exceed an aggregate ownership of 9.99% of the then issued and outstanding A ordinary shares on the date of exercise. Based on the number of A ordinary shares outstanding as of September 7, 2018 (and assuming no conversion of any B ordinary shares outstanding as of such date), such option would permit the purchase of up to an additional 3,450,962 additional A ordinary shares. Such option is exercisable at any time until February 28, 2019.

PLAN OF DISTRIBUTION

The selling shareholder may offer and sell, from time to time, some or all of the A ordinary shares covered by this prospectus. Registration of the A ordinary shares covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling shareholder of the A ordinary shares. See “Use of Proceeds.” We will pay all costs, expenses and fees in connection with the registration of the A ordinary shares, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling shareholder. The selling shareholder will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the A ordinary shares covered by this prospectus.

The selling shareholder may sell the A ordinary shares covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	in a block trade in which a broker-dealer will attempt to sell a block of shares of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the A ordinary shares by a broker-dealer as principal and resales of the A ordinary shares by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the A ordinary shares covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of A ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional A ordinary shares from the selling shareholder, any discounts, commissions, concessions and other items constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the A ordinary shares covered by this prospectus.

In connection with the sale of the A ordinary shares covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of A ordinary shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker-dealers or agents participating in the distribution of the A ordinary shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling shareholder may also be deemed to be an underwriter, and any discounts and commissions it receives and any profit it realizes on the sale of the A ordinary shares may be deemed to be underwriting commissions under the Securities Act.

The selling shareholder may enter into derivative transactions with third parties, or sell A ordinary shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell A ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use A ordinary shares pledged by the selling shareholder or borrowed from the selling shareholder or others to settle those sales or to close out any related open borrowings of A ordinary shares, and may use A ordinary shares received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of A ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling shareholder may authorize underwriters, dealers and agents to solicit from third parties offers to purchase A ordinary shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the selling shareholder may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling shareholder, to indemnification by us and the selling shareholder against certain liabilities, including liabilities under the Securities Act.

In connection with the offering, the underwriters may purchase and sell A ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling shareholder in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the A ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of A ordinary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Company’s A ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the A ordinary shares. As a result, the price of the A ordinary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to the Company, the selling shareholder and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

Some of the A ordinary shares covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the A ordinary shares offered hereby will be passed upon for us by Cains Advocates Limited.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton India LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov/.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the initial filing of this registration statement of which this prospectus forms a part until all of the securities offered in this prospectus are sold; provided, however, we are not incorporating by reference any information furnished (but not filed) of any Current Report on Form 6-K:

•	our Annual Report on Form 20-F for the year ended March 31, 2018;
•	our Report of Foreign Issuer on Form 6-K filed with the SEC on August 23, 2018; and
•	the description of our A ordinary shares contained in our registration statement on Form F-1/A filed with the SEC on July 7, 2014, including any amendment or report filed for the purpose of updating that description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Requests for such copies should be directed to:

Eros International Plc

550 County Avenue

Secaucus, New Jersey 07094

(201) 558-9001

Publicly filed documents concerning our company which are referred to in this prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room at the SEC principal office, 100 F Street, N.E., Washington D.C. 20549, after payment of fees at prescribed rates. Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that make electronic filings through its Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. We have made all our filings with the SEC using the EDGAR system.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited company incorporated under the laws of the Isle of Man. The majority of our assets are located outside of the United States. Currently, one of the members of our board of directors is a citizen or resident of the United States.

Certain of our subsidiaries, including Eros India, are incorporated under the laws of India or other foreign jurisdictions. The majority of the directors and executive officers of such subsidiaries are not residents of the United States, and we believe that substantially all of the assets of such subsidiaries and their officers and directors may be located outside the United States.

As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce outside the United States judgments obtained against us or such persons in the United States, except, with respect to us, by effecting service on our agent in the United States, including, without limitation, judgments based upon the civil liability provisions of the United States federal securities laws or the laws of any state or territory of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable outside the United States. Investors may also have difficulties enforcing, in original actions brought in courts in jurisdictions outside the United States, liabilities under U.S. securities laws.

We have been advised by Cains Advocates Limited, our Isle of Man counsel, that there is no statutory procedure in the Isle of Man for the recognition or enforcement of judgments of the U.S. courts. However, under Isle of Man common law, a judgment in personam given by a U.S. court may be recognized and enforced by an action for the amount due under it provided that the judgment: (i) is for a debt or definite sum of money (not being a sum payable in respect of taxes or other changes of a like nature or in respect of a fine or other penalty); (ii) is final and conclusive; (iii) was not obtained by fraud; (iv) is not one whose enforcement would be contrary to public policy in the Isle of Man; and (v) was not obtained in proceedings which were opposed to natural justice in the Isle of Man.

A judgment or decree of a court in the United States may be enforced in India only by filing a fresh suit on the basis of the judgment or decree and not by proceedings in execution. Further, such enforcement would be subject to the restrictions set forth in the Indian Code of Civil Procedure, 1908, as amended, including under Section 13 thereof. Section 13 provides that a foreign judgment is conclusive as to any matter directly adjudicated upon except (i) where the judgment has not been pronounced by a court of competent jurisdiction, (ii) where the judgment has not been given on the merits of the case, (iii) where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable, (iv) where the proceedings in which the judgment was obtained were opposed to natural justice, (v) where the judgment has been obtained by fraud or (vi) where the judgment sustains a claim founded on a breach of any law in force in India.

A suit for enforcement of a foreign judgment is required to be filed in India within three years from the date of the judgment. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay. Moreover, it is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India, or that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy in India. A party seeking to enforce a foreign judgment in India is also required to obtain prior approval from the Reserve Bank of India to repatriate any amount recovered pursuant to such enforcement, and any such amount may be subject to income tax in accordance with applicable laws. Any judgment in a foreign currency is required to be converted into Indian Rupees on the date of judgment and not on the date of payment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.     Indemnification of Directors and Officers

Subject to any contrary provision in a company’s articles, section 112 of the 2006 Act allows an Isle of Man company to indemnify its directors against all expenses and against all judgments, if such director acted honestly and in good faith and in what he believed to be in the best interests of the company, or where he had reasonable cause to believe that his conduct was lawful. The articles of association will not contain any contradictory provisions to section 112 of the Act. Provided that the conditions contained under section 112 of the 2006 Act and our articles of association are satisfied, the Act and our articles of association provide for the indemnification of our directors and officers in terms sufficiently broad to indemnify such person against all expenses and judgments arising under the Securities Act.

Our formation documents provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under Isle of Man law.

In addition to the indemnification to be provided by our formation documents, we have entered into agreements to indemnify our directors and executive officers. These agreements, subject to certain exceptions, require us to, among other things, indemnify these directors and executive officers for certain expenses, including attorney fees, witness fees and expenses, expenses of accountants and other advisors, and the premium, security for and other costs relating to any bond, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Item 9.     Exhibits

Exhibit No.	Description	Reference

3.1	Memorandum of Association	(a)

3.2	Articles of Association	(d)

4.1	Form of A Share Certificate	(c)

4.2	Registration Rights Agreement between Eros International Plc and Reliance Industrial Investments and Holdings Limited, dated August 8, 2018	(d)

5.1	Opinion of Cains Advocates Limited	(d)

23.1	Consent of Cains Advocates Limited (included in Exhibit 5.1)	(d)

23.2	Consent of Grant Thornton India LLP	(d)

23.3	Consent to Use of Federation of Indian Chambers of Commerce and Industry - KPMG Indian Media and Entertainment Industry Reports	(b)

24.1	Powers of Attorney (included on the signature page hereto)	(d)

(a)	Previously filed on August 4, 2017 as an exhibit to the Company’s Registration Statement on Form F-3 (File No. 333-219708) and incorporated herein by reference.
(b)	Previously filed on July 27, 2016 as an exhibit to the Company’s Annual Report on Form 20-F and incorporated herein by reference.
(c)	Previously filed on October 29, 2013 as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(d)	Filed herewith.

Item 10.     Undertakings

A.       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)       That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.       The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dubai, United Arab Emirates, on September 17, 2018.

EROS INTERNATIONAL PLC

By:	/s/ Kishore Lulla
Name:	Kishore Lulla
Title:	Group Chief Executive Officer

POWER OF ATTORNEY

 KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitutes and appoints Kishore Lulla and Prem Parameswaran, with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities, and to file this Registration Statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date indicated.

/s/ Kishore Lulla Kishore Lulla	Executive Chairman and Group Chief Executive Officer (Principal Executive Officer)	September 17, 2018

/s/ Prem Parameswaran Prem Parameswaran	President of North America and Group Chief Financial Officer (Principal Financial and Accounting Officer)	September 17, 2018

/s/ Vijay Ahuja Vijay Ahuja	Director	September 17, 2018

/s/ Jyoti Deshpande Jyoti Deshpande	Director	September 17, 2018

/s/ Shailendra Swarup Shailendra Swarup	Director	September 17, 2018

/s/ Dilip Thakkar Dilip Thakkar	Director	September 17, 2018

/s/ Sunil Lulla Sunil Lulla	Director	September 17, 2018

/s/ Rishika Lulla Singh Rishika Lulla Singh	Director	September 17, 2018

/s/ David Maisel David Maisel	Director	September 17, 2018

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